SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) September 24, 1996


                               ENROTEK CORPORATION
             (Exact name of registrant as specified in its charter)

                                     Nevada
                 (State or other jurisdiction of incorporation)


               0-20934                                               88-0224414
(Commission File Number)                       (IRS Employer Identification No.)


1557 Bloor Street W., Toronto, Ontario, Canada                    M6P 1A5
(Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code           (416) 516-3720
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Item 5.  Other Events.


         By order signed October 9, 1996, the Registrant obtained a preliminary injunction in the Second Judicial District Court of Nevada Washoe County, (Case No. CV96-05260) against its former president, John Leo Lawson Banach, ("Defendant"). The following is an excerpt of the judge's ruling made as a result of the September 24, 1996 hearing:

                  1. Defendant is enjoined from calling any special shareholders meetings of
         Plaintiff Enrotek Corporation until after a trial on the merits.

                  2. Defendant's actions taken at the September 16, 1996 special meeting of shareholders of Enrotek Corporation shall be enjoined and have no force and effect until after a trial on the merits.

                  3. Defendant is ordered to tender all stock associated with the Mems Martin agreement presently held by Enrotek Capital to the court on or before Friday, October 4,
         1996, at 2:30 p.m. Plaintiffs will prepare a receipt and acknowledgement of the stock certificates. Thereafter, Dr. Karim will be given the stock certificates at issue.

                  4.   Defendant  is  enjoined   from   incurring  any  debt  or
         transacting any business on behalf of Plaintiff Enrotek Corporation or holding himself out as an officer or director of said corporation.

                  5. Plaintiffs may continue to conduct the normal day to day business operations of Enrotek Corporation.

                  6. All other Plaintiff Corporation stock held by Defendant in his various privately owned corporations, including but not limited to, Mark Lawson Hughes, Inc., Eurotrust 361143 Alberta Ltd., Mark Lawson, Inc., Enrotek Capital, Maria Banach Foundation, Alberta Ltd., and Alberta Overseas Private shall be retained by Defendant but cannot be sold, transferred, voted, encumbered, conveyed, or altered in any respect until after a trial on the merits. Specifically, the shares in dispute by and between the parties are 2.5 million shares held in the above referenced businesses privately held or controlled by the Defendant. Defendant also owns approximately 900,000 shares or Enrotek Corporation stock which are not the subject of this order, these shares of stock may be encumbered, sold, or conveyed as the Defendant deems necessary.

                  7. Defendant testified Plaintiff Corporation has no value and is merely a development company with a working board.

                  The parties agree the primary asset of Plaintiff Enrotek Corporation is the Mems Martin land located in Portugal.

         The Registrant will seek at trial to cancel the 2.5 million shares held by Banach controlled corporations.
         As a result of the above order and the conversion of preferred stock Dr. Karim owns


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7,446,742 shares of common stock, or 61.1% of the 12,882,603 outstanding shares.
  Dr. Karim
is also a director of the Company.



                                                         3

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:            October 17, 1996                           ENROTEK CORPORATION


                                                  By:      /s/ Jaroslaw Shudrack
                                                      Name:    Jaroslaw Shudrack
                                                                       President